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                                 EXHIBIT 21.1
                  SUBSIDIARIES OF UNITED ROAD SERVICES, INC.

SUBSIDIARY                                         STATE OF INCORPORATION

 1. URS West, Inc.                                 Delaware
 2. URS Southwest, Inc.                            Delaware
 3. URS Northeast, Inc.                            Delaware
 4. URS Midwest, Inc.                              Delaware
 5. URS Southeast, Inc.                            Delaware
 6. URS Transport, Inc.                            Delaware
 7. Fast Towing, Inc.                              Arizona
 8. North Shore Recycling, Inc.                    Illinois
 9. Bill & Wags, Inc.                              California
10. City Towing, Inc. d/b/a Quality Towing         Nevada
11. Garry's Wrecker Service, Inc.                  Texas
12. Environmental Auto Removal, Inc.               Illinois
13. E & R Towing and Garage, Inc.                  Illinois
14. Rouse's Body Shop, Inc.                        Washington
15. Northshore Towing, Inc.                        Illinois
16. Evanston Reliable Maintenance, Inc.            Illinois
17. Auto Service Center                            California
18. El Paso Towing, Inc.                           Texas
19. URS of Tennessee, Inc.                         Delaware
20. Arri Brothers d/b/a A&A Towing                 California